

<ARTICLE>                  5

<PERIOD-TYPE>                                        9-MOS
<FISCAL-YEAR-END>                                    MAR-31-2001
<PERIOD-END>                                         DEC-31-2000
<CASH>                                               151,927
<SECURITIES>                                         778,627
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       17,441,324<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           16,770,164
<TOTAL-LIABILITY-AND-EQUITY>                         17,441,324<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     162,903<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     631,833<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (655,484)<F5>
<EPS-BASIC>                                          (9.54)
<EPS-DILUTED>                                        000

<F1>Included  in Total  Assets:  Investments  in Local Limited  Partnerships  of
$16,497,880 and Other assets of $12,890  <F2>Included  in Total  Liabilities and
Equity: Accounts payable to affiliate of $589,935 and Accounts payable and accrued expenses of $81,225
<F3> Included in Total Revenue: Investment of $41,251 and Other of $121,652
<F4>Included in Other Expenses:  Asset management fees of  $137,328, General and administrative of $313,291, Provision for valuation of investments in Local Limited Partnerships of $132,012 and Amortization of $49,202
<F5>Included in Net Loss: Equity in loss of Local Limited Partnerships of
$186,554

